UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 29, 2009
Columbus Acquisition Corp.

(Exact name of Registrant as specified in its charter)

Delaware	001-33467	20-533217

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

153 East 53rd Street, 58th Floor, New York, NY	10022

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 418-9600

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     Columbus Acquisition Corp., a Delaware corporation (“Columbus”), today announced that it has called a special meeting of its stockholders, to be held at 12:00 p.m., Eastern Time, on Thursday, May 14, 2009 at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 38th Floor, Four Times Square, New York, NY 10036, to consider and vote on the proposed amendments to its certificate of incorporation (the “Extension Amendment”), to extend the date by which it must complete a business combination before it is required to be liquidated and grant conversion rights to holders of its public common stock in connection with such vote to approve the Extension Amendment.
     In addition, Columbus today announced that it has filed its definitive proxy statement with the Securities and Exchange Commission and will soon commence mailing proxy materials to its shareholders in connection with the special meeting. As previously announced, stockholders of record as of the close of business on Monday, April 20, 2009, will be entitled to vote at the special meeting.
     The press release announcing these events is attached as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by Columbus, dated April 29, 2009, announcing the Special Meeting Date.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLUMBUS ACQUISITION CORP.
Date: April 29, 2009	By:	/s/ Andrew Intrater
		Name:	Andrew Intrater
		Title:	Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by Columbus, dated April 29, 2009, announcing the Special Meeting Date.